Exhibit 10.1

Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”) is made and entered into effective as of June 22, 2018, by and between Leonard Hagan (“Seller”) and Interlink Electronics, Inc., a Nevada corporation (the “Company”).

RECITALS

A. Seller is the beneficial owner of 867,681 shares (the “Shares”) of the common stock of the Company (the “Common Stock”), held in the capacities and amounts set forth on Exhibit A hereto, which Common Stock trades on the NASDAQ Stock Market.

B. Seller desires to sell to the Company, and the Company desires to purchase from Seller, all of the Shares on the terms set forth herein (the “Sale”).

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Purchase and Sale of Shares. Seller hereby agrees to sell to the Company, and the Company hereby agrees to purchase from Seller, all of the Shares in the manner set forth in Section 2 hereof, at a purchase price of $3.00 per share, or an aggregate purchase price of $2,603,043 (the “Purchase Price”).

2. Closing.

2.1 At or prior to the Closing, (i) Seller shall cause its broker to electronically transfer the Shares to the Company’s transfer agent, Computershare, Inc. (the “Transfer Agent”), and (ii) the Company shall deliver the Purchase Price to Stubbs Alderton & Markiles LLP, legal counsel to the Company (“SAM”), by wire transfer of immediately available funds in accordance with the following wire transfer instructions, which shall be held by SAM and released to Seller at the Closing (as defined below):

Bank:	City National Bank
2029 Century Park East, Suite 100
Los Angeles, CA 90067
ABA:	122016066
Account Number:	[Omitted]
Account Name:	Stubbs Alderton & Markiles, LLP
Reference:	Interlink Electronics, Inc.

2.2 The closing of the purchase and sale of the Shares (the “Closing”) will occur on June 22, 2018, or otherwise on the first business day following SAM’s receipt of (i) the Purchase Price and (ii) confirmation from the Transfer Agent that the Shares have been electronically transferred to the Company. At the Closing, SAM shall deliver the Purchase Price to Seller in accordance with instructions provided by Seller.

2.3 The Company and Seller agree that the deposit of the Purchase Price, and SAM’s obligations with respect thereto, are subject to the additional terms and conditions set forth on Exhibit B attached hereto.

3. Representations and Warranties of Seller. In order to induce the Company to enter into this Agreement and consummate the transactions contemplated hereby, Seller represents and warrants to the Company, and otherwise agrees, as follows:

3.1 Seller has all requisite right, power and authority and full legal capacity to enter into this Agreement, to carry out Seller’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms. The execution and delivery of this Agreement by Seller and the performance by Seller of the transactions contemplated hereby do not (i) violate any provision of any law applicable to Seller or the transactions contemplated hereby or (ii) result in a breach of, cause a default under (with or without notice, or lapse of time, or both), conflict with, or result in a termination of any agreement, contract or arrangement to which Seller is a party or by which the Shares are bound.

3.2 Seller is the lawful owner of the Shares and has full right, title and interest in and to the Shares, free and clear of any security interest, pledge, mortgage, lien, charge, or encumbrance.

3.3 Seller approached the Company and initiated negotiations with the Company regarding the sale of the Shares as described above. Neither the Company nor anyone acting on the Company’s behalf approached Seller regarding this transaction. Neither Seller nor anyone acting on its behalf has received any commission or remuneration directly or indirectly in connection with or in order to solicit or facilitate the Sale.

3.4 Seller has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the sale of the Shares and to make an informed investment decision with respect to the Sale, and Seller acknowledges that the Company makes no representation regarding the value of the Shares. Seller, upon independent investigation, analysis and evaluation, has determined that the Purchase Price is fair and equitable to it.

3.5 Seller has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit Seller to evaluate the merits and risks of the transaction contemplated hereby and acknowledges that it, among other things, has received or reviewed copies of the Company’s Annual Report on Form 10-K for the year ended 2017 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. Seller acknowledges that the Company may have in its possession (i) non-public information concerning the Company’s business, operations and prospects, (ii) non-public information specifically relating to the Shares, which if known publicly could materially affect the market price of the Shares (collectively, the “Excluded Information”), which may be positive or negative, which information has not been communicated, directly or indirectly, by the Company to Seller. The Company has offered to disclose the Excluded Information to Seller prior to the execution of this Agreement, but Seller has advised the Company that it does not want to receive the Excluded Information.

3.6 Seller hereby irrevocably and unconditionally waives and releases the Company and its affiliates, including its parent, subsidiary and affiliated corporations and entities, and each of their respective past and present officers, directors, stockholders, managers, employees, agents, insurance companies, attorneys, successors and assigns (the “Releasees”) from all claims that Seller might have whether under applicable securities laws or otherwise, based on the Company’s possession, or non-disclosure to Seller of the Excluded Information or any other material non-public information concerning the Company and neither Sellers nor any of its respective affiliates shall sue or assert or maintain, any claim, suit or other proceeding, regarding any claim, known or unknown, which Seller or its affiliates may now or in the future have against the Releasees based upon or relating to the Excluded Information, and Seller agrees to indemnify and hold each Releasee harmless from any and all damages, including but not limited to attorney’s fees, that result from any breach of the foregoing. Seller further confirms that it understands the significance of the foregoing waiver and release.

4. Representations and Warranties of the Company. In order to induce Seller to enter into this Agreement and consummate the transactions contemplated hereby, the Company represents and warrants to Seller as follows: (i) it is a corporation duly organized and validly existing under the laws of the State of Nevada; (ii) it has all of the corporate power and authority necessary to enter into this Agreement and to consummate the transactions contemplated hereunder; (iii) it has taken all corporate action as may be necessary to authorize the execution and delivery of this Agreement and the consummation of the transaction contemplated by this Agreement and the performance of its obligations hereunder; (iv) assuming due authorization, execution and delivery by Seller, this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms; and (v) neither the execution and delivery hereof or the performance of its obligations hereunder will violate or contravene any applicable requirements of law or its charter, bylaws or material agreements.

5. Miscellaneous.

5.1 Entire Agreement; Amendments or Waivers.  This Agreement, including Exhibits A and B attached hereto, constitutes the complete, final and exclusive statement of the agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  No amendment, supplement, modification, rescission or waiver of this Agreement shall be binding unless executed in a writing signed by Seller and a duly authorized officer of the Company.

5.2 Successors and Assigns.  This Agreement shall bind the permitted heirs, personal representatives, successors, assigns, executors and administrators of each party, and inure to the benefit of each party or its heirs, successors and assigns.

5.3 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.
5.4 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California without giving effect to the principles of conflicts of law thereof.

5.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

SELLER:

 /s/ Leonard Hagan
Leonard Hagan

THE COMPANY:

INTERLINK ELECTRONICS, INC.

By: /s/ Steven N. Bronson
Name:Steven N. Bronson
Title:Chief Executive Officer

ACKNOWLEDGED AND AGREED:

STUBBS ALDERTON & MARKILES, LLP

By: /s/ Louis Wharton
Name:Louis Wharton
Title: Partner

EXHIBIT A

OWNERSHIP

Holder	Shares
Fidelity Investments
1-800-544-6666
DTC # 0226	70,000
Account Number: [Omitted]
Fidelity Non-Prototype, Leonard Hagan & Rosemary Burns – Trustees
Hagan & Burns CPA’s PC 401k/PS Plan f/b/o Leonard Hagan
Fidelity Investments
1-800-544-6666	707,883
DTC # 0226
Account Number: [Omitted]
Fidelity Non-Prototype, Leonard Hagan & Rosemary Burns – Trustees
Hagan & Burns CPA’s PC Money Purchase Plan f/b/o Leonard Hagan
Fidelity Investments
1-800-544-6666	13,600
DTC # 0226
Account Number: [Omitted]
Fidelity Non-Prototype, Leonard Hagan & Rosemary Burns – Trustees
Hagan & Burns CPA’s PC 401k/PS Plan f/b/o Leonard Hagan
Fidelity Investments
1-800-544-6666	50,688
DTC # 0226
Account Number: [Omitted]
Leonard Hagan
E-Trade Securities LLC
1-800-387-2331	25,510
DTC # 0385
Account Number [Omitted]
Leonard Hagan
Total:	867,681

EXHIBIT B

ESCROW PROVISIONS

1. Collected Funds. No portion of the Purchase Price shall be disbursed by SAM unless such funds have been received by SAM in immediately available funds, or such funds have cleared.

2. Liability of SAM. In performing any duties under this Agreement SAM shall not be liable to the Company or Seller or any other person for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of SAM or its employees. SAM shall not incur any such liability for (i) any act or failure to act or for any act omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including, without limitation, any written statement or affidavit (including, without limitation, a facsimile or an e-mail) that SAM shall in good faith believe to be genuine, nor will SAM be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority.

3. Fees and Expenses. It is understood that SAM is also acting as counsel to the Company and will be paid fees and usual charges agreed upon for services as counsel, but that SAM shall not receive additional compensation for services as SAM pursuant to the terms of this Agreement. However, in the event that the conditions of this Agreement are not properly fulfilled by a person other than SAM or if the Company or Seller requests a substantial modification of its terms, or if any controversy arises, or if SAM is made a party to, or intervenes in, any litigation pertaining to this Agreement or its subject matter, the Company and Seller shall compensate SAM for such extraordinary services and reimburse SAM for all costs, attorneys’ fees and expenses occasioned by such default, delay, controversy or litigation and SAM shall have the right to retain all documents or other things of value at any time held by SAM pursuant to this Agreement until such compensation, fees, costs and expenses are paid. The Company and Seller agree to pay these sums upon demand.

4. Controversies. If any controversy arises between the parties to the Agreement, or with any other person, concerning the subject matter of the Agreement, or its terms or conditions, SAM shall not determine the controversy or be required to take any action regarding such controversy. In such event, in accordance with the provisions of Sections 2 and 5 of this Exhibit B, SAM shall not be liable for interest or damages, except in the case of gross negligence or willful misconduct on the part of SAM or its employees. Furthermore, SAM may at its option file an action of interpleader requiring the parties to any such controversy to answer and litigate any claims and rights among themselves. SAM is authorized to deposit with the clerk of the court all documents and funds held by SAM pursuant to the Agreement, except that SAM may retain an amount representing all costs, expenses, charges and attorneys’ fees incurred by SAM due to the interpleader action or otherwise due to SAM pursuant to the Agreement. Upon initiating such action, SAM shall be fully released and discharged of and from all obligation and liability imposed by the terms of the Agreement.

5. Indemnification of SAM. The Company and Seller and their successors and assigns agree to indemnify and hold SAM harmless against any and all losses, claims, damages, liabilities, and expenses, including costs of investigation, counsel fees and distribution amounts that may be imposed on SAM or incurred by SAM in connection with the performance of its duties under the Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, except for those incurred by virtue of SAM’s or its employees’ gross negligence or willful misconduct.

6. Termination.  SAM’s obligations under the Agreement shall terminate upon the disbursement of the Purchase Price pursuant to the terms of Section 2 of the Agreement, without any notices to any person. Sections 2,  3,  4 and 5 of this Exhibit B shall survive expiration or any earlier termination of this Agreement.

7. Resignation of SAM. SAM may resign at any time upon giving at least ten (10) days prior written notice to the Company and Seller; provided,  however, that no such resignation shall become effective until the appointment of a successor party to hold in escrow the Purchase Price which shall be accomplished as follows: the parties shall use their best effort to obtain a successor escrow agent within ten (10) days after receiving such notice. The successor escrow agent shall execute and deliver an instrument accepting such appointment and confirming its agreement with all of the terms of the Agreement, and it shall thereafter, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. SAM shall thereupon be discharged from any further duties and liabilities under this Agreement, but shall still be entitled to benefit from the provisions of Sections 2,  3,  4 and 5 of this Exhibit B.